UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

138 Putnam Street, P.O. Box 738
Marietta, Ohio	45750
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Peoples Bancorp Inc. (“Peoples”) plans to release its results of operations for the quarter ended September 30, 2009, before the market opens on October 20, 2009, and host a facilitated conference call at 11:00 a.m. Eastern Daylight Savings Time on the same date.  The following provides management’s estimates in certain areas given the current economic environment and conditions based upon information known to date.  Actual results may differ from these estimates since management has not completed all quarterly analyses and procedures required under Peoples’ financial reporting processes for preparing quarterly financial statements.

Allowance for Loan Losses and Asset Quality
In the third quarter of 2009, the combination of sustained weakness in commercial real estate values and a recessionary economy continued to have an adverse impact on the financial condition of commercial borrowers.  These factors resulted in Peoples downgrading loan quality ratings of several commercial loans during the third quarter.  The distressed commercial real estate market also caused certain existing impaired commercial real estate loans to become under-collateralized during the third quarter, resulting in the loans being charged down to the estimated net realizable value of the underlying collateral.

Peoples anticipates increasing the allowance for loan losses to approximately $26 million, or 2.4% of total loans, at September 30, 2009, from $23.2 million, or 2.12%, at June 30, 2009 and $22.9 million, or 2.08%, at December 31, 2008.  The increase in the allowance for loan losses was necessitated by loan downgrades and an increase to specific reserves for impaired commercial real estate loans discussed above, coupled with the impact of charge-offs remaining at an elevated level.

Third quarter 2009 net loan charge-offs are estimated to be $7 million, or 2.6% of average loans on an annualized basis, compared to $5.7 million, or 2.05%, and $2.1 million, or 0.74%, for the second quarter of 2009 and third quarter of 2008, respectively.  Approximately $5 million of the projected third quarter 2009 charge-offs is attributable to existing impaired commercial real estate loans to four unrelated borrowers, with aggregate balances of $18 million, becoming under-collateralized during the quarter.

To maintain the adequacy of the allowance for loan losses, Peoples estimates that it will record a third quarter provision for loan losses of approximately $10 million, versus $4.7 million and $6.0 million for the second quarter of 2009 and third quarter of 2008, respectively.  Approximately $5 million of the projected third quarter provision is attributable to declines in commercial real estate values, while approximately $4 million is attributable to loan downgrades.

Nonperforming assets are estimated to be approximately $43 million, or 2.1% of total assets, at September 30, 2009, compared to $40.9 million, or 2.00%, at June 30, 2009 and $41.8 million, or 2.09%, at December 31, 2008.  During the third quarter of 2009, Peoples placed $11 million of commercial loans on nonaccrual status, of which the majority are secured by commercial real estate and the remainder secured by other business assets.  The overall increase in nonperforming assets was mostly offset by charge-downs and payoffs on existing nonaccrual loans.

The foregoing preliminary estimates consider all information currently available regarding the factors that affect losses, such as changes in Peoples’ loan quality, historical loss experience and current economic conditions.  However, there can be no assurance that those estimates will not change, especially considering the current economic uncertainty and its potential impact on Peoples’ loan portfolio.

Other-Than-Temporary Impairment Charges
At June 30, 2009, Peoples’ available-for-sale investment portfolio included various individual bank-issued trust preferred securities with an aggregate book value of $20.7 million and four separate collateralized debt obligation (“CDO”) securities, comprised mostly of bank-issued trust preferred securities and other debt obligations issued by financial services companies, with an aggregate book value of $4.7 million.

Management has performed a preliminary analysis on these securities as part of its formal quarterly evaluation of Peoples’ available-for-sale investment portfolio to identify securities that may be other-than-temporarily impaired.  Based on this preliminary analysis, management believes certain securities are other-than-temporarily impaired since Peoples does not expect to recover the entire amortized cost of the security.  As a result, Peoples anticipates recording a non-cash pre-tax other-than-temporary impairment charge of approximately $6 million ($4 million or $0.38 per common share after-tax) for credit losses incurred during the third quarter of 2009.

Approximately $4 million of the projected $6 million non-cash impairment charge relates to a single bank-issued trust preferred security management has deemed to be a total loss.  This determination reflects management’s recent evaluation of the credit quality of the issuer based upon its review of the issuer’s financial regulatory report filings and other public information.  After the third quarter 2009 impairment charge, Peoples’ investment in individual bank-issued trust preferred securities will approximate $17 million.  Of these remaining securities, all are current on contractual interest payments and approximately $10 million were involved in the comprehensive capital assessment conducted by federal bank supervisors – known as the Supervisory Capital Assessment Program.

The remaining $2 million of the projected $6 million non-cash impairment charge relates to a single CDO security previously carried at $2.7 million.  Management recently updated its estimate of the cash flows to be received from this security based upon its evaluation of the credit quality of the underlying issuers.  This analysis indicated a decline in expected cash flows occurred in the third quarter of 2009 attributable to certain underlying issuers either deferring or defaulting on their obligations.  After the third quarter 2009 impairment charge, Peoples’ investment in CDO securities will approximate $3 million.

Management is currently completing its formal quarterly evaluation of the remaining securities within Peoples’ available-for-sale investment portfolio with an unrealized loss at September 30, 2009.  This analysis includes an evaluation and consideration of various factors, including the credit quality of the underlying issuers and the cash flows expected to be collected from the securities.  Based on all information currently available, management does not anticipate any other investment securities within Peoples’ investment portfolio being considered other-than-temporarily impaired at September 30, 2009.

Other Operating Results
Peoples anticipates third quarter 2009 net interest income and margin to be comparable to the amounts reported in the second quarter of 2009.  Non-interest income is expected to decrease modestly from second quarter 2009 results, largely attributable to lower gains on sales of loans due to a reduction in loans being refinanced.  Peoples’ third quarter 2009 non-interest expenses will benefit from significantly lower FDIC insurance expense and a modest reduction in other operating costs compared to the prior quarter.  In the second quarter of 2009, Peoples recognized FDIC insurance expense of $930,000 associated with a special assessment imposed on all FDIC-insured depository institutions as of June 30, 2009.

Regulatory Capital Levels
The capital position of both Peoples and its subsidiary, Peoples Bank, National Association, remain well above the amounts needed to be considered “well capitalized” under applicable regulatory standards.  Peoples’ Tier 1 Common, Total Tier 1 and Total Risk-Based Capital ratios are estimated to be 10.0%, 14.6% and 15.9%, respectively, at September 30, 2009, compared to the well capitalized minimum ratios of 4%, 6% and 10%, respectively.  At June 30, 2009, Peoples’ Tier 1 Common, Total Tier 1 and Total Risk-Based Capital ratios were 10.26%, 14.88% and 16.22%, respectively.

Effective Tax Rate
Peoples’ effective tax rate is estimated to be 18% for the nine months ended September 30, 2009, before consideration of the tax benefit associated with the third quarter 2009 other-than-temporary impairment charges.  This effective tax rate is lower than the 23.0% for the six months ended June 30, 2009, due to a reduction in pre-tax income from the higher loan loss provision without a corresponding decrease in income from tax-exempt sources.

Conference Call to Discuss Earnings
Analysts, media and individual investors are invited to participate in Peoples’ October 20, 2009 conference call to discuss third quarter 2009 results of operations by calling (800) 860-2442.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for at least one year.

Safe Harbor Statement
This Current Report on Form 8-K contains certain statements regarding management’s expectations for results of operations and financial condition for the quarterly period ended September 30, 2009, that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “plans”, “estimates”, “expects”, “believes”, “anticipates”, “could”, “may” and similar expressions.
The forward-looking statements contained in this Current Report on Form 8-K reflect management’s current expectations based on all information available and its knowledge of Peoples’ business and operations.  In addition, management has not completed all quarterly analyses and procedures required under Peoples’ financial reporting processes for preparing quarterly financial statements.  As a result, these forward-looking statements are subject to certain risks and uncertainties, including those risk factors included in the disclosure under the heading “ITEM 1A. RISK FACTORS” of Part I of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by the disclosure under the heading “ITEM 1A. RISK FACTORS” of Part II of Peoples’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, and may differ significantly from actual results.
Peoples encourages readers of this Current Report on Form 8-K to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed by Peoples with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date: October 1, 2009	By: /s/	EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President, Chief Financial Officer and Treasurer